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                                                               Exhibit 23.10

                                                              CONFORMED COPY
                                                              --------------


                           Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated July 21, 1995, with respect to the consolidated financial statements of NOA Holding Company included in the Current Report on Form 8-K of Universal Outdoor Holdings, Inc. dated July 31, 1997, filed with the Securities and Exchange Commission, in the Proxy Statement and related Prospectus of Universal Outdoor Holdings, Inc.

                                                   /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
January 5, 1998